Exhibit 10.13

                                   SCHEDULE A
                                   ----------


     Participants   for  the   __________   Plan  Year  consist  of   Categories
___________________.

     It is anticipated that the following named persons will meet the eligibility requirements for participation as of December 31, _________. It is expected that there could be additional individuals whose eligibility could be determined later in the year, who would be named a participant as of December 31, _________.

         Named participants are classified accordingly:

         CATEGORY A (___ persons) (name and grade level)


         CATEGORY B (____ persons) (name and grade level)


         CATEGORY C (____ persons) (name and grade level)

                  [INSERT NAMES AND GRADE LEVELS]

                                   SCHEDULE B
                                   ----------

                         NATIONAL PENN BANCSHARES, INC.

                            EXECUTIVE INCENTIVE PLAN

                    2004 PERFORMANCE GOALS AND AWARD SCHEDULE


Awards pursuant to the Plan will not be made unless the performance goals set forth below are met.


                                                   Company Portion
                                               2004 Earnings Per Share

                               Threshold                 Market                NPB Target                Optimum
                                                         Target

                                $1.58                  $1.70                $1.88-1.93                    $2.10


     Category                                                     % of Base Salary

        A                         20%                     40%                       50%                     60%

        B                         15%                    27.5%                    33.8%                     40%

        C                         12%                     20%                       24%                     28%


                                                 Individual Portion

                                          (Based on Individual Performance)

       All                      0%-20%                   0%-20%                  0%-20%                   0%-20%





Parameters:
-----------

|_| No awards will be paid for performance under threshold. Threshold EPS for 2004 is established based on the 2003 plan peer performance average ROE of 12.99% (consistent with the threshold under the 2003 Plan formula).

|_| After the total Company Portion award is determined an additional 20% of the total is available for distribution to individuals for Individual Performance. These individual awards may not exceed 20% of the participant's base pay (except for Category A which is capped at 20% of the Company Award amount).

|_| Awards for performance between threshold and market target, market target and NPB target, and NPB target and optimum will be interpolated. For 2004, the $.05 spread at the NPB Target will receive the award indicated (no interpolation from $1.88 to $1.93).

|_| Performance above optimum will result in awards interpolated at one half the rate of increase between NPB target and optimum.

|_| A participant must continue to be employed through award payment date to receive an award.

|_| In certain circumstances an individual participant's performance may be determined to be inadequate and the participant would not receive any award under this plan

|_| Category C participants receive "up to" the amounts indicated for the Company Portion.

Individual Matching Account - For 2004 the Individual Matching Deferral Account will be established at one third of each individual's award as determined above.

                                   SCHEDULE C
                                   ----------

                         NATIONAL PENN BANCSHARES, INC.
                            EXECUTIVE INCENTIVE PLAN
                            DEFERRAL ELECTION LETTER


TO THE COMMITTEE:

     In accordance with the National Penn Bancshares, Inc. Executive Incentive Plan, as amended and restated in 2003, I hereby request to defer receipt of that portion of any award earned by me (to the extent provided in Paragraph 2 below) for services rendered as an eligible Participant in the Plan during the calendar year specified below and eligible to be received in cash. This election shall be governed by all of the provisions of the Plan.

1.       This request shall be effective beginning with calendar year _________.

2. This request shall apply to ________________________ of my award. (Expressed as "all" or a designated dollar or percentage limitation.)

3. My deferred award and the interest thereon shall become payable on the January 1 next following the date I retire or otherwise cease to be employed by NPB or an Affiliate of NPB.

4. I irrevocably elect that, when payable, my deferred award and the interest thereon shall be paid to me as indicated below:

                  (        )        In one lump sum.

                  (        )        In a series of five annual installments.

                  (        )        In a series of ten annual installments.

         I agree that such terms and conditions shall be binding upon my beneficiaries, distributees, and personal representatives.

Unless noted below, my beneficiaries shall be the same as designated for my group life insurance.



----------------------------           -----------------------------------------
Date                                  Signature of Participant


                                              Approved By:


----------------------------           -----------------------------------------
Date                                  Signature of the Chairman of the Committee

                                   SCHEDULE D
                                   ----------

                         NATIONAL PENN BANCSHARES, INC.
                        EXECUTIVE INCENTIVE PLAN TRANSFER
                                 ELECTION LETTER


TO THE COMMITTEE:

     In accordance with the National Penn Bancshares, Inc. Executive Incentive Plan, as amended and restated in 2003, I Hereby request to transfer the balance in the Individual Matching Deferral Account established in my name for the award earned by me for services rendered as an eligible Participant in the Plan during the calendar year specified below, eligible to be received in cash, to the Individual Tax Deferral Account established in my name for the award earned by me for services rendered as an eligible Participant in the Plan. This election shall be governed by all of the provisions of the Plan.

1. This request shall be for the Individual Matching Deferral Account established in my name for the award earned by me for calendar year
         _______________.

2. Payment of the award transferred and deferred pursuant hereto shall be in accordance with the election made for the Tax Deferral amount voluntarily deferred pursuant to deferral election letter dated
         _________________.



------------------------------          ----------------------------------------
Date                                       Signature of Participant


                                                 Approved By:



------------------------------          ----------------------------------------
Date                                     Signature of Chairman of the Committee